EXHIBIT 99.1

ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

RENO, Nev. – May 7, 2008, -- Altair Nanotechnologies Inc. (Nasdaq: ALTI) today reported financial results for the first quarter ended March 31, 2008.

For the quarter ended March 31, 2008, the company reported revenues of $1.07 million, down from $1.14 million in the same quarter of 2007.  The net loss was $8.29 million, or ten cents per share, compared to a net loss of $5.18 million, or seven cents per share, for the first quarter of 2007. The basic and diluted weighted average shares outstanding for the quarter were 84,219,978 compared to 69,264,018 reported in first quarter of 2007.

The company’s cash and cash equivalents decreased by $14.6 million, from $50.1 million at December 31, 2007 to $35.6 million at March 31, 2008.  This is due primarily to net cash used in operations of approximately $13.5 million, purchases of property and equipment of approximately $904,000 and payment of notes payable of $600,000.  This decrease was partially offset by the receipt of proceeds resulting from the exercise of stock options and warrants of approximately $424,000.

During the three months ended March 31, 2008, our cash used in operations was $13.5 million. This amount included $5.4 million of significant one-time or annual payments as follows:  $2.4 million of commission and expenses were paid to the placement agent in connection with our sale of common shares for an aggregate purchase price of $40 million to Al Yousuf, LLC in November 2007, $1.8 million was paid in connection with the 2007 bonus plan, and $1.3 million of raw materials orders placed in 2007 in anticipation of receipt of the next sales order from Phoenix were paid in the first quarter of 2008.

“Our joint development agreement with the AES  Corporation continues to progress,”  said Terry Copeland, Ph.D., Altairnano’s interim president. “A pair of one-megawatt stationary battery packs developed for and sold to AES in 2007 are connected to the electric grid with testing nearly complete. Results thus far are just as we anticipated, and we look forward to issuing a complete third-party validation report after all tests are finished.”

Dr. Copeland continued, “We continue to work with Phoenix Motorcars  to introduce their first vehicles as early as this summer. They have reiterated their desire to put in place a new development and supply agreement with us.”

First Quarter 2008 Conference Call

Altairnano will hold a conference call to discuss its first quarter 2008 results on Wednesday, May 7, 2008 at 11:00 a.m. Eastern Daylight Time (EDT). Shareholders and members of the investment community are invited to participate in the conference call. The dial-in number for both U.S. and international callers is 719-785-9446. Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

An audio replay of the conference call will be available from 2:00 p.m. through 11:59 p.m. EDT, Wednesday, May 16, 2007, and can be accessed by dialing (719) 457-0820 and entering conference number 5546966. Additionally, the conference call is available online, and can be accessed by visiting Altairnano's web site, www.altairnano.com.

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ALTAIRNANO REPORTS 2008 FIRST QUARTER RESULTS

ABOUT ALTAIR NANOTECHNOLOGIES INC.
Altairnano is an innovator and supplier of advanced novel, ceramic nanomaterials. Altairnano’s leading edge scientists are complemented by a seasoned management team with substantial experience in commercializing innovative, disruptive technologies. The company has developed nanomaterials for the alternative energy, life sciences and performance materials markets based on its proprietary manufacturing process. This process also provides the foundation for its innovative AHP pigment process. For more information visit: www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the Altairnano’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that development of any the early-stage products referred to in this release will not be completed because for technical, business or other reasons; that any products under development or in the early commercial stages will not perform as expected in future testing or commercial applications; that one or more of the joint development partners or customers may proceed slowly with, or abandon, development or commercialization efforts for any of various reasons, including concerns with the feasibility of the product or the financial viability of continuing with our products or their product; that sales of commercialized Altairnano products may not reach expected levels for one or more reasons, including the failure of end products to perform as expected or the introduction of a superior product; and that costs associated with the proposed products may exceed revenues.  In general, Altairnano is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:

Institutional Investors:	Media Relations:
C. Robert Pedraza	Renae Hellman
VP Strategy and Corporate Development	Altair Nanotechnologies, Inc.
Altair Nanotechnologies, Inc.	775.858.3726
775.858.3702	rhellman@altairnano.com
rpedraza@altairnano.com

Individual Investors:
Marty Tullio
McCloud Communications, LLC
312.751.3519
marty@mccloudcommunications.com

Tables Follow

ALTAIRNANO REPORTS 2008 FIRST QUARTER RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$35,570,557	$50,146,117
Accounts receivable, net	1,068,906	1,221,543
Accounts receivable from related party, net	2,073	96,276
Notes receivable from related party, current portion	1,681,973	1,638,510
Prepaid expenses and other current assets	801,405	799,387
Total current assets	39,124,914	53,901,833

Investment in Available for Sale Securities	3,731,719	4,564,814

Property, Plant and Equipment, net	15,215,406	14,548,837

Patents, net	699,229	720,433

Other Assets	122,718	122,718

Total Assets	$58,893,986	$73,858,635

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$2,521,310	$7,814,037
Accrued salaries and benefits	1,635,501	2,239,110
Accrued warranty	2,915,990	2,915,990
Accrued liabilities	597,630	759,644
Note payable, current portion	600,000	600,000
Total current liabilities	8,270,431	14,328,781

Note Payable, Long-Term Portion	600,000	1,200,000

Minority Interest in Subsidiary	1,260,881	1,369,283

Stockholders' Equity
Common stock, no par value, unlimited shares authorized;
84,502,576 and 84,068,377 shares issued and
outstanding at March 31, 2008 and December 31, 2007	165,277,625	163,780,176
Additional paid in capital	4,908,294	5,489,604
Accumulated deficit	(120,112,245)	(111,823,809)
Accumulated other comprehensive loss income	(1,311,000)	(485,400)

Total Stockholders' Equity	48,762,674	56,960,571

Total Liabilities and Stockholders' Equity	$58,893,986	$73,858,635

ALTAIRNANO REPORTS 2008 FIRST QUARTER RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenues
Product sales	$163,930	$177,390
Commercial collaborations	520,813	347,288
Contracts and grants	384,594	616,254
Total revenues	1,069,337	1,140,932
Operating Expenses
Cost of sales - product	58,209	210,262
Research and development	5,258,034	2,997,327
Sales and marketing	665,928	380,536
General and administrative	3,262,752	2,611,215
Depreciation and amortization	573,609	431,058
Total operating expenses	9,818,532	6,630,398
Loss from Operations	(8,749,195)	(5,489,466)
Other Income (Expense)
Interest expense	(27,353)	(35,000)
Interest income	382,337	343,368
Loss on foreign exchange	(2,627)	(369)
Total other income, net	352,357	307,999

Loss from continuing operations before minority interests' share	(8,396,838)	(5,181,467)

Less: Minority interests' share	108,402	-

Net Loss	$(8,288,436)	$(5,181,467)

Loss per common share - Basic and diluted	$(0.10)	$(0.07)

Weighted average shares - Basic and diluted	84,219,978	69,264,018

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